                             [GRAPHIC LOGO OMITTED]
------------------------------Cheviot Savings Bank------------------------------


September xx, 2003

Dear Friend:

We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

Because we believe you may be interested in learning more about Cheviot Savings and Cheviot Financial, prior to making an investment decision, we are sending you the following materials which describe the Offering.

..    PROSPECTUS: This document provides detailed information about Cheviot
     Savings' operations and the offering of Cheviot Financial Corp. common stock.

..    QUESTIONS AND ANSWERS: Key questions and answers about the stock offering.

..    STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Cincinnati time, on September xx, 2003.

As a friend of the Cheviot Savings, you will have the opportunity to buy common stock directly from Cheviot Financial in the offering without paying a commission or fee. If you have additional questions regarding the Reorganization and offering, please call us at (513) xxx-xxxx Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 3723 Glenmore Avenue, Cincinnati, Ohio.

We are pleased to offer you this opportunity to become a shareholder of Cheviot Financial Corp.

Sincerely,

/s/ THOMAS J. LINNEMAN
---------------------------------
Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

F

                             [GRAPHIC LOGO OMITTED]
------------------------------Cheviot Savings Bank------------------------------

September xx, 2003

Dear Member:

We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

The Board of Directors of Cheviot Savings believes the Reorganization will offer a number of advantages, such as an opportunity for certain depositors of Cheviot Savings to become shareholders. Please remember:

..    Your accounts at Cheviot Savings will continue to be insured by the Federal
     Deposit Insurance Corporation ("FDIC") to the maximum legal limit.

..    There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

..    Certain depositors have a right, but no obligation, to buy stock without a commission or fee before it is offered to the general public.

..    Like all stock, shares of stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Cheviot Financial, your enclosed Stock Order and Certification Form and payment must be received by Cheviot Savings prior to 12:00 Noon, Cincinnati time, on September xx, 2003.

If you have additional questions regarding the stock offering, please call us at
(513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 3723 Glenmore Avenue, Cincinnati, Ohio.

Sincerely,

/s/ THOMAS J. LINNEMAN
---------------------------------
Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

VS

                             [GRAPHIC LOGO OMITTED]
------------------------------Cheviot Savings Bank------------------------------

September xx, 2003

Dear Prospective Investor:

We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

We have enclosed the following materials that will help you learn more about the merits of Cheviot Financial common stock as an investment. Please read and review the materials carefully.

..    PROSPECTUS: This document provides detailed information about operations at
     Cheviot Savings and a complete discussion of the proposed stock offering.

..    QUESTIONS AND ANSWERS: Key questions and answers about the stock offering.

..    STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Cincinnati time, September xx, 2003.

We invite you and other local community members to become charter shareholders of Cheviot Financial. Through this offering you have the opportunity to buy stock directly from Cheviot Financial without a commission or a fee. The Board of Directors of Cheviot Savings has unanimously approved the Reorganization, including the minority stock offering.

If you have additional questions regarding the stock offering, please call us at
(513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 3723 Glenmore Avenue, Cincinnati, Ohio.

Sincerely,

/s/ THOMAS J. LINNEMAN
---------------------------------
Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

C

                             [GRAPHIC LOGO OMITTED]
------------------------------Cheviot Savings Bank------------------------------

September xx, 2003

Dear Member:

We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

Unfortunately, Cheviot Financial Corp. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Cheviot Financial Corp.

However, as a member of Cheviot Savings, you have the right to vote on the Plan of Reorganization and Stock Issuance at the Special Meeting of Members to be held on September xx, 2003. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September xx, 2003. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,

/s/ THOMAS J. LINNEMAN
---------------------------------
Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

J

The Board of Directors of Cheviot Savings Bank unanimously adopted a Plan of Reorganization to convert from a mutual savings and loan association to a mutual holding company.

This brochure answers some of the most frequently asked questions about the reorganization and about your opportunity to invest in the common stock of Cheviot Financial Corp., the newly-formed corporation that will become the holding company for Cheviot Savings Bank following the reorganization.

Investment in the common stock of Cheviot Financial Corp. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading "Risk Factors."

WHAT IS THE PURPOSE OF THE REORGANIZATION?

The reorganization will provide Cheviot Savings Bank with an additional source of capital to better serve the needs of the local community through: increasing lending to support continued growth; opening or acquiring additional branch offices; and expanding the financial products and services it currently offers. Both prior to and after the reorganization, Cheviot Savings Bank has been and will be considered "well-capitalized" under all federal regulations.

Proceeds may also be used to allow Cheviot Financial Corp. to finance the acquisition of other financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; pay dividends to stockholders; repurchase shares of our common stock and use the net proceeds for other general corporate purposes.

WILL THE REORGANIZATION AFFECT ANY OF MY DEPOSIT OR LOAN ACCOUNTS?

No. The reorganization will not affect the balance or terms of any deposit or loan account. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

DO DEPOSITORS HAVE TO BUY STOCK?

No. However, the reorganization will allow Cheviot Savings Bank's depositors an opportunity to buy stock and become charter stockholders of Cheviot Financial Corp.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?


We are offering for sale up to 2,806,250 shares of common stock at a subscription price of $10.00 per share. We must sell at least 2,793,750 shares. If, as a result regulatory considerations, demand for the shares or changes in market conditions, the independent appraiser retained by us to determine our market value concludes that the market value has increased, we may sell up to 4,388,438 shares without notice to you.


WHAT HAPPENS IF WE DO NOT SELL THE MINIMUM AMOUNT OF SHARES BEING OFFERED?


If we do not sell at least the minimum amount, or 2,793,750 shares, in the offering, then we will not sell any shares and the offering will be terminated. Purchase orders will be cancelled and any funds received by us from investors will be refunded promptly with interest at our passbook rate.


WHO MAY PURCHASE SHARES OF COMMON STOCK IN THE OFFERING?

Rights to subscribe for common stock have been granted under our plan of reorganization to the following persons in the following descending order of priority:

     1. Cheviot Savings Bank depositors with $50.00 or more on deposit as of April 30, 2002;

     2. Our tax-qualified employee stock benefit plans, including our employee stock ownership plan;

     3. Cheviot Savings Bank depositors with $50.00 or more on deposit as of _________________, 2003; and

     4. Other Cheviot Savings Bank depositors on _______________, 2003, the voting record date for the special meeting of depositors, who do not already have subscription rights in the above priorities.

If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares to the general public, giving preference to people who reside in Hamilton County, Ohio.


WHAT FACTORS SHOULD I CONSIDER WHEN DECIDING WHETHER TO PURCHASE SHARES OF STOCK OFFERED IN THIS OFFERING?

There are many important factors for you to consider before making an investment decision, such as our profitability, lending activities and the competition we face for our products and services, as well as the suitability of the investment for your purposes. Factors you should consider are included in this prospectus. Therefore, you should read this entire prospectus before making your investment decision.

WILL I BE CHARGED A COMMISSION?

No. You will not be charged a commission or fee to purchase shares in the reorganization.

HOW MUCH STOCK MAY I BUY?

The minimum order is 25 shares. Generally, no person or group of persons on a single account may purchase more than $125,000 of common stock (which equals 12,500 shares) in the subscription offering, and no person, either alone or together with associates and persons acting in concert with such person, may purchase more than $250,000 of common stock (which equals 25,000 shares)

DOES CHEVIOT FINANCIAL CORP. PLAN TO PAY DIVIDENDS ON THE COMMON STOCK?

Yes. After the offering, we intend to pay an annual cash dividend on our common stock at an initial rate of $0.20 per share to be payable quarterly at the rate of $0.05 per share. Continued payment depends upon a number of factors and no assurances can be given that any dividends will be paid, or that, if paid, such dividends will be at the same level in future periods.

HOW DO I SELL MY STOCK AFTER I PURCHASE IT?

After shares of common stock begin trading, you may contact a stockbroker to buy or sell shares. We have applied to have our stock traded on the Nasdaq SmallCap Market under the trading symbol "CHEV". There can be no assurance that someone will want to buy your shares or that you will be able to sell them for more money than you originally paid. There may also be a wide spread between the bid and asked price for our common stock.

WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE OR GUARANTEED BY ANY GOVERNMENTAL AGENCY?

No. Unlike insured deposit accounts at Cheviot Savings Bank, our common stock, like other common stock, will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

WHEN IS THE DEADLINE FOR SUBSCRIBING FOR STOCK?

We must receive a properly signed and completed order form with the required payment no later than 12:00 Noon, Cincinnati time, on _________________, 2003.


CAN THE DEADLINE FOR SUBSCRIBING FOR STOCK BE EXTENDED?

If we do not receive sufficient orders, we can extend the to offering beyond ____________, 2003. We must complete any offering to the general public within 45 days after the close of the subscription offering, unless we receive regulatory approval to further extend the offering. No single extension can exceed 90 days, and the extensions may not go beyond __________________, 2005.

HOW DO I SUBSCRIBE FOR STOCK?

First, you should read this entire prospectus carefully. Then, complete, sign and return the enclosed stock order form, together with your payment. Subscription orders may be delivered in person to our Stock Information Center during of regular banking hours, or by mail in the enclosed business reply envelope. If the stock offering is not completed by _______________, 2003 and is not extended, then all funds will be returned promptly with interest, and all withdrawal authorization will be cancelled.

CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?


No. Once we receive your order, you cannot cancel or change it without our consent. If we intend to sell fewer than 2,793,750 shares or more than 4,388,438 shares, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will return your funds promptly with interest at our passbook rate. If we extend the offering beyond ________________, 2003, we will return all subscription funds with interest at our passbook rate and we will be required to resolicit subscriptions received in the offering.


HOW CAN I PAY FOR THE STOCK?

You have two options: (1) you can pay by check or money order, or (2) you can authorize a withdrawal from your deposit account at Cheviot Savings Bank (without any penalty for early withdrawal).

MAY I OBTAIN A LOAN FROM CHEVIOT SAVINGS BANK TO PAY FOR MY STOCK?

No. Federal law prohibits Cheviot Savings Bank from knowingly loaning funds to purchase stock in the offering.However, other financial institutions may make such a loan.

AS AN ELIGIBLE DEPOSITOR PLACING AN ORDER IN THE SUBSCRIPTION OFFERING, MAY I REGISTER THE SHARES IN SOMEONE ELSE'S NAME?

No. To preserve your purchase priority, you must register the shares only in the name or names of eligible purchasers at the applicable date of eligibility. You may not add the names of others who were not eligible to purchase common stock in the offering on the applicable date of eligibility.

CAN I PURCHASE STOCK ON BEHALF OF SOMEONE ELSE?

No. You may not transfer the subscription rights that you have as a depositor at Cheviot Savings Bank. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person involving the transfer of the shares that you purchase. We will not honor orders for shares of the common stock by anyone believed by us to be a party to such an agreement, and we will pursue all legal remedies against any person who is a party to such an agreement.

WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

Yes. You will receive interest on your subscription funds at our passbook rate from the time we receive your funds until completion or termination of the conversion. If you authorize payment by withdrawal from an account at Cheviot Savings Bank, your funds will continue to earn interest at the account rate until completion of the reorganization.

CAN I SUBSCRIBE FOR STOCK USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT AT CHEVIOT SAVINGS BANK?

No. You cannot purchase stock with your existing IRA at Cheviot Savings Bank. You must establish a self-directed IRA with an outside trustee to subscribe for stock using your IRA funds. Please call our Stock Information Center at (513) 389-4639 to get more information. The transfer of IRA funds takes time, so please make arrangements as soon as possible.

WHAT HAPPENS IF THERE ARE NOT ENOUGH SHARES OF STOCK TO FILL ALL ORDERS?

If there is an oversubscription, then you might not receive any or all of the shares you want to purchase. We will allocate shares in the order of priority established in our plan of reorganization.

CAN MY CHEVIOT SAVINGS BANK LOCAL BRANCH ASSIST ME WITH PURCHASING SHARES OR COMPLETING THE STOCK ORDER FORM?

No. Our branch personnel may not, by law, assist with investment-related questions about the stock offering. We have established a Stock Information Center staffed by registered representatives who can assist you. You may call the Stock Information Center at the number below.

                 -----------------------------------------------
                 |                                              |
                 |      For additional information you may      |
                 |      visit or call our Stock Information     |
                 |         Center Monday through Friday,        |
                 |            9:00 a.m. to 4:00 p.m.            |
                 |                 located at:                  |
                 |                                              |
                 |             Cheviot Savings Bank             |
                 |             3723 Glenmore Ave.,              |
                 |            Cheviot, OH 45231-4744            |
                 |                                              |
                 |           STOCK INFORMATION CENTER           |
                 |                (513) 389-4639                |
                 -----------------------------------------------

          -------------------------------------------------------------
          |                                                            |
          |                                                            |
          |                    [GRAPHIC OMITTED]                       |
          |                   QUESTIONS & ANSWERS                      |
          |                                                            |
          |                                                            |
          |                  [GRAPHIC LOGO OMITTED]                    |
          |                  Chevion Financial Corp.                   |
          |     (Proposed Holding Company for Chevion Savings Bank)    |
          |                                                            |
          -------------------------------------------------------------


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                             [GRAPHIC LOGO OMITTED]
------------------------------Cheviot Savings Bank------------------------------


September xx, 2003

Dear Valued Cheviot Savings Bank Member:

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Cheviot Savings Bank ("Cheviot Savings") from a mutual savings and loan association to a mutual holding company. This reorganization will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to add capital, continue to grow and expand Cheviot Savings, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Reorganization. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at a Cheviot Savings branch. Our meeting on September xxrd is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Reorganization does not affect the terms of or insurance on your accounts. For further information call our Stock Information Center at (513) xxx-xxxx.


Best regards and thank you,

/s/ THOMAS J. LINNEMAN
---------------------------------
Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

PG3